UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2014

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On December 4, 2014, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware in order to effect an increase of the total number of shares of the Company’s common stock the Company is authorized to issue to 30,000,000.

As disclosed in further detail under Item 5.07 below, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended to effect the authorized share increase.

The authorized share increase became effective on December 4, 2014. The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and its terms are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders of the Company was held on December 4, 2014. Proxies were solicited pursuant to the Company’s definitive proxy statement filed on November 7, 2014 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the Special Meeting was 8,585,302. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 6,272,737. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Special Meeting.

At the Special Meeting, the Company’s stockholders were asked to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares.

Proposal No. 1 – To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares of common stock.

The Proposal No. 1 was approved. The voting results for Proposal No. 1 were as follows:

FOR	AGAINST	ABSTAIN
5,209,001	964,065	99,671

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)

Date: December 8, 2014	By:	/s/ Robert Miller
	Name: Title:	Robert Milller Chief Financial Officer